Exhibit 10.16
     The Registrant has entered into an Investor Rights Agreement substantially similar to the attached agreement with each of the following stockholders:

	Shares of Class A Common Stock
	(assuming conversion of all outstanding shares
Name	of convertible preferred stock)
Astellas Pharma, Inc.	147,500

Mitsubishi UFJ Capital Co., Ltd.	83,000

Mizuho Capital Co., Ltd.	90,595

NIF SMBC Ventures Co., Ltd.	63,412	(1)

Nissay Capital No. 3 Investment Limited Partnership	17,600	(2)

OPE Partners Limited	233,376	(3)

Tokio Marine and Nichido Fire Insurance Co. Ltd.	100,000

Yoshihiro Mikami	58,824

Total	794,307

(1)	Includes 45,912 shares purchased from R-Tech Ueno, Ltd. as selling stockholder.

(2)	Includes 17,600 shares purchased from R-Tech Ueno, Ltd. as selling stockholder.

(3)	Includes 70,588 shares purchased from R-Tech Ueno, Ltd. as selling stockholder.

Exhibit 10.16

SUCAMPO PHARMACEUTICALS, INC.
INVESTOR RIGHTS AGREEMENT
                    , 20

ii

SUCAMPO PHARMACEUTICALS, INC.
INVESTOR RIGHTS AGREEMENT
     This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made effective as of ___, 20___ by and between Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and ___, a ___ (the “Investor”).
     WHEREAS, the Company and the Investor are parties to a Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), whereby the Company will sell, and the Investor will purchase, newly issued shares of Class A Stock of the Company (the “Class A Common Stock”); and
     WHEREAS, the obligations the Company and the Investor under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Investor;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article 1
Certain Definitions
     As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” means, with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership and any member of a Person which is a limited liability company. For purposes of determining who is an Affiliate, the stock holdings of Dr. Ryuji Ueno and Dr. Sachiko Kuno shall be aggregated.
     “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Common Stock” means the Class A Common Stock and the Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     ”Founders” means, collectively, Dr. Ryuji Ueno, Dr. Sachiko Kuno, any Persons controlled by each of them, including without limitation, S&R Technology Holdings, LLC, a Delaware limited liability company, R-Tech Ueno, Ltd., a Japanese corporation, Sucampo AG, a

Swiss corporation, and any transferee of a Founder who hereafter becomes a party to the Stockholders Agreement, and each individually, a “Founder.”
     “Holders” means (i) the Investor, so long as it continues to hold Registrable Securities and (ii) each person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Article 10 hereof.
     “Person” means any individual, trust (or any of its beneficiaries), estate, partnership, limited partnership, limited liability partnership, association, limited liability company, corporation, any other enterprise engaged in the conduct of business or operating as a non-profit entity, however formed or wherever organized, or any governmental body, agency or unit.
     “Preferred Stock” means any series of preferred stock of the Company issued from time to time.
     “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registrable Securities” means, at any time, (i) the Class A Common Stock acquired pursuant to the Purchase Agreement and (iii) any Common Stock issued or issuable upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as (i) they have not been registered or sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction (including but not limited to a public distribution pursuant to Rule 144) and (ii) the registration rights with respect to such securities have not terminated pursuant to Section 5.8 below.
     “Registration Expenses” shall mean all expenses, except Selling Expenses, incurred by the Company in complying with Sections 5.1 and 5.2 below, including without limitation, all registration, qualification and filing fees, printing expenses, and escrow fees, reasonable fees and disbursements of counsel for the Company and one counsel for the Holders, “blue sky” fees and expenses, the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
     “Restricted Securities” shall mean the securities of the Company required to bear the legends set forth in Article 3 below.
     “Rule 144” and “Rule 145” shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Investor and all fees and disbursements of counsel for the Holders other than reasonable fees and disbursements of one counsel for the Holders.
     “Series B Financing” means the sale by the Company of up to 326,912 shares of newly issued Class A Common Stock in a private placement completed by May 31, 2006.
     “Stockholders Agreement” shall mean the Stockholders Agreement, dated July 31, 2002, by and among the Company, the Investor and the other stockholders of the Company who thereafter become parties thereto.
Article 2
Restrictions on Transferability
     The Class A Common Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger or similar event shall not be sold, assigned, transferred or pledged except pursuant to the provisions of Article 4 below and the applicable provisions of the Stockholders Agreement. The Investor will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
Article 3
Restrictive Legend
     Each certificate representing the Class A Common Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger or similar event shall (unless otherwise permitted by the provisions of Article 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CONTRACTUAL TRANSFER RESTRICTIONS AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF JULY 31, 2002, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

     The Investor consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.
     The Company shall reissue unlegended certificates as soon as practicable following the request of any Holder if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.
Article 4
Notice of Proposed Transfers
     The Holder, by acceptance of certificates representing Restricted Securities, agrees to comply in all respects with the provisions of this Article 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by the Holder to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of the Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if reasonably requested by the Company, the Holder shall also provide, at the Holder’s expense, a written opinion of legal counsel reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.
     Each certificate evidencing Restricted Securities transferred as provided above shall bear, except if such transfer is registered pursuant to an effective registration statement or is made pursuant to Rule 144, the appropriate restrictive legend set forth in Article 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.
     Notwithstanding the foregoing provisions of this Article 4, no opinion of counsel shall be necessary for (I) a transfer by a Holder that is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interests in the corporation, (C) a limited liability company to its members or former members in accordance with their interests in the limited liability company, (D) an Investor to an Affiliate of such Investor, who shall become party to this Agreement and shall sign an investor representation letter satisfactory to the Company, or (E) an individual to a member of the transferor’s immediate family or trust created for the benefit of such individual or members of such individual’s immediate family or (II) a transfer by a Holder pursuant to Rule 144 if such Holder shall have delivered to the Company a certificate in form satisfactory to the Company certifying that (a) such Holder has held the securities to be transferred for a period of not less than two consecutive years, (b) such Holder has not been an affiliate of the Company, as defined in Rule 144, for a period of at least 90 days prior to such transfer and (iii) such other matters as may be appropriate in accordance with Rule 144(b).
Article 5
Registration
     5.1 Company Registration.
     (a) Notice of Registration. If at any time or from time to time following a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock of which the aggregate gross proceeds are at least $30 Million (a “Qualified IPO”), the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:
     (i) give to the Holder written notice thereof as soon as reasonably practicable; and
     (ii) use its best efforts to include in such registration (and any related qualifications including compliance with “blue sky” laws) on the same terms and conditions as the securities otherwise being sold in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 business days after the date of such written notice from the Company, by the Holder.
     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as part of the written notice given pursuant to Section 5.1(a)(i) above. In such event, the right of the Holder to registration pursuant to this Section 5.1 shall be conditioned upon the Holder’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.
     (c) Underwriting Agreement; Limitation of Underwritten Securities. If a Holder proposes to distribute its securities through such underwriting, it shall (together with the Company and all the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration and each Holder will have the number of Registrable Securities reduced pro rata (with the Founders and any other holders of Company securities having similar “piggy-back” registration rights) based upon the number of Registrable Securities requested to be included in such registration so that the resultant aggregate number of such Registrable Securities so included in such registration shall equal the number of shares determined by the underwriters. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If the Investor disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company.
     (d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.1 prior to the effectiveness of such registration whether or not a Holder has elected to include securities in such registration.
     5.2 Registration on Form S-3.
     (a) Request for Registration. In the event the Company receives from the Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the sale of Registrable Securities for such an offering, the Company shall use best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holders may reasonably request. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the provisions of Section 5.1(c) above shall be applicable to each such registration initiated under this Section 5.2.
     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.2:
     (i) During the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith best efforts to cause such registration statement to become effective;
     (ii) If the number of Registrable Securities proposed to be registered by the Holder under such registration is less than 25% of the aggregate Registrable Securities originally issued to the Investor pursuant to the Purchase Agreement and issued upon any stock split, stock dividend, recapitalization or other similar event;
     (iii) If, during the previous 4 months, the Company has effected one registration pursuant to this Section 5.2 above;
     (iv) If the Company shall furnish to the Holder a certificate signed by the President of the Company stating that such registration would require disclosure of material non-public information regarding a potential financing, acquisition, merger or other corporate development and such disclosure, in the good faith judgment of the Board of Directors, would not be in the best interest of the Company or its stockholders; provided, however, that the Company shall not utilize this right more than three times in any 12-month period.

     5.3 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 5.1, and Section 5.2 shall be borne by the Company. Unless otherwise agreed, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders pro rata on the basis of the number of shares so registered or proposed to be so registered.
     5.4 Registration Procedures. The Company will keep the Holders of securities being registered advised in writing as to the initiation of each registration effected by the Company pursuant to this Agreement and as to the completion thereof. The Company will:
     (a) prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary, and use best efforts to cause such registration statement to become and remain effective (i) in the case of a registration statement filed pursuant to Section 5.1, until the earlier of 120 days from the date of effectiveness or the distribution described in the registration statement has been completed and (ii) in the case of a registration statement filed pursuant to Section 5.2, until the earlier of the date on which all Registrable Securities registered thereon have been sold or all such securities cease to be Registrable Securities;
     (b) furnish to the Holders and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders or such underwriters may reasonably request in order to facilitate the public offering of such securities;
     (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the periods set forth in Section 5.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;
     (d) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to generally service of process in any such jurisdiction;
     (e) in the case of an underwritten offering, furnish to the underwriters:
     (i) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, customary in form and substance to those delivered in similar transactions, and
     (ii) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter), dated the effective date of such registration statement and a letter of like kind dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an “agreed upon procedures” letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants’ letter, such other financial matters;
     (f) promptly notify the Holders of the securities being registered and the managing underwriter or underwriters, if any:
     (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
     (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and
     (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
     (g) notify the Holders on a timely basis, if covered by such registration statement, and each managing underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly as practicable prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing unless, in the good faith judgment of the Board of the Directors of the Company, such supplement or amendment would require disclosure of material non-public information regarding a potential financing, acquisition, merger or other corporate development and such disclosure would not be in the best interest of the Company or its stockholders;

     (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; and
     (i) use its best efforts to list all Registrable Securities covered by such registration statement on the Nasdaq National Market or any other securities exchange on which any of the securities of the same class as the Registrable Securities are then listed;
     (j) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares; and
     (k) upon the reasonable request of the Holders and subject to all other provisions and conditions of this Agreement, use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
     The Holders shall be deemed to have agreed by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in paragraph (g) of this Section 5.4, the Holders will forthwith discontinue the Holders’ disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 5.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (a) of this Section 5.4 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section.
     5.5 Indemnification.
     (a) The Company will indemnify the Holders covered by a registration statement, its officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse such Holder, its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a Holder or controlling person specifically for use therein; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a registration statement or prospectus which has subsequently been amended, such indemnity agreement shall not inure to the benefit of a Holder if a copy of such amended registration statement or prospectus was furnished to such Holder at or prior to the time of the delivery of the registration statement or prospectus by such Holder and such amended registration statement or prospectus would have cured the defect giving rise to the loss, liability, claim or damage.
     (b) Each Holder severally will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder covered by such registration statement, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made, not misleading, or any violation by such Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Investor in connection with any such registration, and the Investor will reimburse the Company, such other Holders, and the directors, officers, persons, underwriters or control persons of the Company or such other Holders for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder in writing; provided, however, that the total amounts payable in indemnity by any Holder under this Section 5.5 shall not exceed the gross proceeds received by such Holder in the registered offering out of which such claim, loss, damage or liability arises.
     (c) Each party entitled to indemnification under this Section 5.5 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of such Indemnifying Party.
     (d) If the indemnification provided for in this Section 5.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to herein; provided, however, that in no event shall any contribution by a Holder hereunder exceed the gross proceeds from the offering received by such Holder. Any person guilty of fraudulent misrepresentation shall not be entitled to contribution from any person.
     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering of the Company’s Common Stock are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, except that no such provisions shall affect the Company’s obligations to indemnify a Holder pursuant to Section 5.5(a).

     (f) The obligations of the Company and the Holder under this Section 5.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 5 and otherwise, unless such obligations are superseded by an underwriting agreement in connection with the underwritten public offering of the Company’s Common Stock.
     5.6 Information by the Holders. If any Holder’s Registrable Securities are included in any registration, such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.
     5.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use best efforts to:
     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;
     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
     (c) So long as the Holder owns any Restricted Securities, to furnish it forthwith upon request and at the Holder’s expense a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 180 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

     5.8 Termination of Registration Rights. The rights granted pursuant to Sections 5.1 and 5.2 above shall terminate upon the date the applicable Holder is able to sell publicly without registration all Registrable Securities then held by the Investor, if any, within a 90-day period pursuant to Rule 144 under the Securities Act or a similar exemption.
Article 6
Financial Information
     6.1 Information Rights. The Company will provide the following documents to each Holder so long as the Holder holds Registrable Securities unless such delivery is expressly waived in writing by such Holder:
     (a) As soon as practicable after the end of the fiscal year ending December 31, 20___, and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such year, each prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company; and
     (b) As soon as practicable after the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 60 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and, to the extent prepared for the Board of Directors of the Company, consolidated statements of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments.
     The Holders acknowledge and agree that any information obtained pursuant to this Article 6 which may be considered nonpublic information will be maintained in confidence by the Holders and, in all cases subject to such confidentiality obligation, will not be utilized by the Holders in connection with purchases or sales of the Company’s securities except as permitted by applicable state and federal securities laws.
     6.2 Termination. The covenants of the Company set forth in this Article 6 shall terminate and be of no further force or effect upon the closing of a Qualified IPO or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall occur first.
Article 7
Lockup Agreement
     The Investor and any other Holder hereby agree that, in connection with any registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by the Company or any representative of the underwriters (the

“Managing Underwriter”), the Investor or other Holder shall not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase or grant any option or warrant to purchase or otherwise transfer any securities of the Company during the period specified by the Company’s Board of Directors at the request of the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of the registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company, holders of at least five percent of the Company’s voting securities and Founders holding at least one percent of the the Company’s voting securities are bound by and have entered into similar agreements. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
Article 8
Right of First Offer on Company Issuance
     8.1 Right of First Offer. The Company hereby grants to the Investor a right of first offer (“Right of First Offer”) to purchase the Investor’s Pro Rata Share (as defined in Section 8.2 below) of any New Securities (as defined in Section 8.3 below) which the Company may, from time to time, propose to issue and sell; provided, however, if the New Securities to be issued shall be the Company Class B Common Stock, the Investor shall receive the number of Class A Common Stock that would be issuable upon conversion of the Class B Common Stock the Investor would have otherwise received but for this proviso; provided further, however, that shares of Class B Common Stock issued after the date hereof shall only be issued to a Founder or an Affiliate of a Founder.
     8.2 Pro Rata Share. The Investor’s “Pro Rata Share,” for purposes of this Article 8, is equal to the fraction obtained by dividing (a) the sum of the total number of shares of Common Stock then held, or issued or issuable upon conversion of Series A Preferred Stock then held, by the Investor by (b) the sum of the total number of shares of (i) Common Stock, (ii) Common Stock issuable upon the conversion of the Series A Preferred Stock and any other series of preferred stock of the Company then outstanding and (iii) Common Stock issuable upon any exercise of any options or warrants then outstanding.
     8.3 New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including without limitation, Common Stock and Series A Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or Series A Preferred Stock and securities of any type whatsoever that are, or may by their terms become, convertible into said shares of Common Stock or Series A Preferred Stock. Notwithstanding the foregoing, “New Securities” shall not include the following:
     (a) the outstanding shares of the Company’s Series A Preferred Stock and the shares of Common Stock issued upon the conversion of Series A Preferred Stock;
     (b) up to 10% of the authorized shares of Common Stock in the form of options or other rights to purchase Common Stock, issued or granted to employees,

officers, directors and consultants of the Company pursuant to any one or more employee stock plans or agreements approved by the Company’s Board of Directors;
     (c) shares of Common Stock or other securities issued as a dividend or distribution to all Holders of Common Stock or to a class of Preferred Stock in accordance with the terms of such securities on, or in connection with a split of or recapitalization of, any of the capital stock of the Company;
     (d) securities issued by the Company pursuant to a strategic partnership, joint venture or other similar arrangement approved by the Board of Directors;
     (e) securities sold pursuant to a registration statement filed by the Company under the Securities Act;
     (f) securities issued by the Company pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization;
     (g) securities issued pursuant to currently outstanding options, warrants, rates or other rights to acquire securities of the Company;
     (h) Shares of Class A Common Stock issued upon conversion of Class B Common Stock or any other Common Stock issued upon conversion of New Securities; and
     (i) Any shares of Class A Common Stock issued by the Company as part of the Series B Financing.
     8.4 Procedure. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice (the “Company Notice”) of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. The Investor shall have 20 days from the date of receipt of the Company Notice to exercise its Right of First Offer to purchase up its Pro Rata Share of such New Securities for the price and upon the terms specified in the Company Notice by delivering written notice (the “Right of First Offer Election Notice”) to the Company and stating therein the quantity of New Securities to be purchased.
     (a) Settlement for the New Securities to be purchased by the Investor pursuant to this Section 8.4 shall be made in cash within 25 days from the Investor’s deemed date of receipt of the Company Notice; provided, however, that if the terms of payment for the New Securities specified in the Company Notice were other than cash against delivery, the Investor shall pay in cash to the Company the fair market value of such consideration as mutually agreed upon by the Company and the Investor or, if no such agreement is reached, as determined by an independent, nationally recognized appraisal firm selected by the Company’s Board of Directors and reasonably acceptable to the Investor, which determination shall be final, within five days of such determination. The fees and expenses of such appraisal firm shall be shared equally by the Investor and the Company.

     (b) The Company shall have 90 days after the deemed receipt of the Company Notice to sell the New Securities not elected to be purchased by the Investor at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company Notice. In the event the Company has not sold some or all of the New Securities within such 90-day period, the Company shall not thereafter issue or sell any unsold New Securities without first offering such securities to the Investor in the manner provided above.
     (c) If the Investor shall have failed to deliver to the Company its Right of First Offer Election Notice within the time period described in this Section 8.4, the Investor shall be deemed to have waived its Right of First Offer as to such financing to which such notice pertains.
     8.5 Termination and Assignment. The Right of First Offer granted in this Article 8 shall expire upon the effective date of a Qualified IPO. The Right of First Offer is non-assignable.
     8.6 Company Right to Terminate Issuance of New Securities. Notwithstanding the foregoing, the Company may in its sole discretion terminate any proposed issuance of New Securities in respect of which the Company has given Company Notice, at any time prior to the consummation thereof. The foregoing provision shall apply even in the event the Investor shall have exercised its Rights of First Offer hereunder; provided, however, that no New Securities shall then have been issued.
Article 9
Transfer of Rights
     The rights granted under Article 5 and Article 6 of this Agreement (the “Rights”) are assignable by the Investor or any subsequent Holder to any party that (i) acquires at least 25% of the aggregate Registrable Securities held by the Investor on the date hereof, originally issued to the Investor pursuant to the Purchase Agreement, purchased pursuant to Article 8 hereof and issued upon any stock split, stock dividend, recapitalization or other similar event (in each case, counted on an as-converted to Common Stock basis and appropriately adjusted for recapitalizations, stock splits and the like) and (ii) agrees in writing to be bound by the terms of this Agreement. In the event of such a permitted transfer, the permitted transferee must provide written notice of such assignment to the Company and agree in writing to be bound by the terms and conditions of this Agreement and shall thereupon be deemed to be a Holder.
Article 10
Amendment
     Except as otherwise provided herein, additional parties may be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

Article 11
Governing Law
     This Agreement and the legal relations among the parties hereto arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of New York located in New York County with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties hereto arising under this Agreement.
Article 12
Entire Agreement
     This Agreement, together with the Stockholders Agreement, constitutes the full and entire understanding and agreement among the parties hereto regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.
Article 13
Notices, Etc.
     All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
     If to the Investor:

_______________________________
_______________________________
_______________________________
_______________________________
Attention:_______________________
Facsimile No.:
     If to the Company:
Sucampo Pharmaceuticals, Inc.
4733 Bethesda Avenue
Bethesda, MD 20814
USA
Attention: Dr. Sachiko Kuno
Facsimile No.: (301) 961-3440

     With a copy to:
Dorsey & Whitney LLP
250 Park Avenue
New York, NY 10177
USA
Attention: Robert J. Dwyer, Jr., Esq.
Facsimile No.: (212) 953-7201
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and mailed as aforesaid.
Article 14
Successors and Assigns
     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.
Article 15
Severability
     In the event any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
Article 16
Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SUCAMPO PHARMACEUTICALS, INC.

By:

Dr. Sachiko Kuno, Ph.D. President and Chief Executive Officer

By:

Name:
Title:

Investors’ Rights Agreement Signature Page